Comerica Incorporated January 20, 2005 Fourth Quarter 2004 and Full-Year 2004 Financial Review

Safe Harbor Statement Any statements in this presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "anticipate", "intend", "estimate", "project", "plan", "outlook", "may", "could", "would", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward- looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, implementation of Comerica's strategies and business models, management's ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, the anticipated performance of any new banking branches, the entry of new competitors in Comerica's markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the fourth quarter 2004 and full-year 2004 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Income Statement Loan Growth Credit Quality Deposit Growth Capital Management Outlook Questions & Answers Appendix

Highlights

4Q03 1Q04 2Q04 3Q04 4Q04 Net Interest Income 457 445 448 451 466 Net Interest Margin 0.0383 0.0383 0.0377 0.0386 0.0396 Net Interest Income up $15 MM (4%) from 3Q04 to $466 MM Net Interest Margin of 3.96% up 10 bps from 3Q04 due to greater contribution for non- interest bearing deposits Net Interest Income & Margin

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Line of Business: Middle Market 47% Small Business 14% Commercial 12% Real Estate Industry: Automotive 26% Real Estate 15% Manufacturing 11% Midwest Western Division Texas Florida 0.6832 0.2563 0.0486 0.0118 Midwest & Other 68% Western Region 26% Texas 5% Geography based on location of loan office. Western Region includes: CA, AZ, NV, CO, WA Non-Accrual Loans as of 12/31/04 Florida 1%

Three Months Ended Dollar amounts in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Non-Accrual Loans

Line of Business: Middle Market 65% Specialty 11% Businesses Small Business 11% Industry: Services 34% Automotive 19% Transportation 16% Michigan & Nat'l Businesses Western Division Texas 12698 18845 3317 Texas 10% Western Region 54% Midwest & Other 36% Geography based on location of loan office. Western Region includes: CA, AZ, NV,CO,WA Fourth Quarter Net Charge Offs

Allowance for Loan Losses 4Q03 1Q04 2Q04 3Q04 4Q04 Allowance for loan losses ($millions) 803 798 762 729 672 Allowance for Loan Losses/Total Loans 0.0199 0.0199 0.019 0.0183 0.0165 $ in millions

Line of Business Deposit Growth

2005 Trends Low- to mid-single digit increase in average loans Average earning assets virtually unchanged Average net interest margin of about 4.00% Low-single digit non-interest income growth Low-single digit increase in non-interest expenses Average net charge-offs of 35 to 40 basis points Active capital management

Questions & Answers Ralph Babb, Chairman & CEO Beth Acton, EVP & Chief Financial Officer Dale Greene, EVP & Chief Credit Officer & Helen Arsenault, Director of Investor Relations

Appendix

4Q 2004 Average Loans

FY 2004 Average Loans

Full Year Charge-offs

4Q 2004 Average Deposits

FY 2004 Average Deposits